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                                                                   EXHIBIT 3(ii)



                                    BY LAWS

                           F&M NATIONAL CORPORATION


                                  ARTICLE I.

                               Principal Office

       1. The principal office of the Corporation shall be in Winchester, Virginia, at 9 Court Square. There may be other locations as the Board of Directors may, from time to time, appoint, as the business of the Corporation may require.

                                  ARTICLE II.

                                 Stockholders

       1. ANNUAL MEETING - The annual meeting of the stockholders of the Corporation shall be held each year on such date and at such time and place as determined by the Board of Directors.

       2. SPECIAL MEETINGS - Special meetings of the stockholders, for any purpose or purposes, may be called by a majority of the Board of Directors or by the Chairman of the Board. Such request shall state the purpose or the purposes of the proposed meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting. Special meetings of the stockholders shall be held at the principal office of the corporation, in Winchester, Virginia, unless otherwise determined by the Board of Directors and stated in the notice of the call for the said meeting.

       3. NOTICE OF MEETINGS - The Secretary shall cause notice of the date, time and place of each meeting to be mailed, at least ten (10) days before the meeting, to each stockholder of record at the last known address of the stockholder appearing on the records of the Corporation.
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       4.  QUORUM - The holders of a majority of the outstanding shares of
Common Stock, present in person or by proxy, shall be necessary to constitute a quorum for the transaction of business at any general or special meeting of the stockholders; provided, however, that if at any meeting a quorum should not be present, an adjournment may be had, from time to time, until the holders of a majority of stock shall appear.

       5. ORGANIZATION - The Chairman of the Board shall call meetings of the stockholders to order and shall, at his discretion, act as Chairman of such meetings. In the absence of the Chairman of the Board, the Vice Chairman, President or Vice President shall act on his behalf. The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders, but in the absence of the Secretary the stockholders may elect any person to act as Secretary of the meeting.

       6. VOTING - At all meetings of the stockholders, a stockholder may vote, either in person or by proxy, and shall be entitled to one vote for each share of stock outstanding in his name on the books of the Corporation. No special form of proxy shall be necessary, but every proxy shall be in writing, dated and signed by the stockholder(s) to vote or his or her duly authorized attorney-in-fact.

       7. STOCKHOLDER PROPOSALS - To be properly brought before an annual meeting of stockholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder as outlined in these Bylaws. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than ninety (90) days in advance of the annual meeting. A stockholder's notice

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to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for conducting such business at the annual meeting,
(ii) the name and record address of the stockholder proposing such business,
(iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

          In the event that a stockholder attempts to bring business before an annual meeting without complying with the provisions of this Section 7, the Chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting in accordance with the foregoing procedures, and such business shall not be transacted.

          No business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 7, provided, however, that nothing in this Section 7 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

                                  ARTICLE III

                                   Directors

       1. NUMBER, ELECTION AND TERM OF OFFICE - The business affairs of the Corporation shall be managed by not less than five (5) nor more than twenty-five
(25) directors the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the stockholder(s) at any meeting thereof; provided,
                                                                     --------
however, that a majority of the full Board of Directors may not increase by more
-------
than two the number of directors last elected by the stockholder(s), but in no event shall the number of directors exceed twenty-five. The directors shall be chosen annually by the stockholders and shall hold their office

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for one year and until their successors shall be chosen in their stead.
Directors shall be required to hold stock in the Corporation in an amount to be determined by the Board of Directors.

       2. NOMINATIONS - Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of Directors shall be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the

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Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

       3. VACANCIES - In case of any vacancy in the Board of Directors through death, resignation, disqualification or other cause, the remaining Directors, though less than a quorum, by vote of a majority thereof, may elect a successor to hold office for the unexpired portion of the term and until the election of his successor.

       4. REGULAR MEETINGS - There shall be an annual meeting of Directors held after the adjournment of the annual meeting of stockholders for the purpose of electing officers, and for the transaction of business, at a time and place to be determined by the Board of Directors. Notice of call for regular directors' meetings shall specify the time and place for holding said meetings. Should any of the days set aside for the holding of regular meetings be a legal holiday, the meeting shall be held on the following day.

       5. SPECIAL MEETINGS - Special Meetings of the Board of Directors shall be held whenever called by the direction of its Chairman, or of the President, or by written request of a majority of the members of the Board of Directors. Notice of such meeting shall state the purpose of the meeting.

       6. NOTICE OF MEETINGS - The Secretary or officer performing the Secretary's duties shall give not less than twenty-four hours' notice by letter, telegraph, facsimile, telephone or in person of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting.

       7. QUORUM - A majority of the Directors elected shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if at any meeting of the Board there

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be less than a quorum present, a majority of those present may adjourn the meeting, from time to time.

       8. ORGANIZATION - The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors, or in his absence, the Vice Chairman, President, or any Vice President shall preside. The Secretary of the Corporation shall act as Secretary at all meetings of the Board; and in the case of his absence, the Directors may designate any person to act as Secretary.

       9. GENERAL POWERS - The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors, and, except as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

                                  ARTICLE IV.

                                   Officers

       1. (A) OFFICERS - Officers of the Corporation shall be a Chairman of the Board, a Vice Chairman, President, Chief Executive Officer, Chief Administrative Officer, a Secretary and a Treasurer, and an Assistant Secretary and an Assistant Treasurer.

           (B) The Board of Directors at its first meeting following the annual stockholders' meeting, shall elect by a majority vote, a President and a Chief Executive Officer of the Corporation, and by a like vote may elect a Chairman of the Board, and such Vice Presidents (whose seniority and titles, including Executive Vice Presidents and Senior Vice Presidents, may be specified by the Board of Directors) and assistant and subordinate officers as may be deemed necessary for the proper handling of the business affairs of the Corporation.
In addition, the Board of Directors shall elect a Secretary and a Treasurer. If the directors deem it necessary for the proper conduct of the business, they shall also have the right to elect an Assistant Secretary and an Assistant Treasurer. All of the above designated officers,

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who may or may not be directors or stockholders, shall be elected by a majority vote of the Directors at any meeting at which a quorum is present.

           (C) A person may hold more than one office.

           (D) All persons elected by the Board of Directors to any office, shall hold their office until the next annual meeting of the Directors and until their successors are elected and have qualified. Any officer of the Corporation may be removed summarily with or without cause, at any time, by the Board of Directors. Vacancies may be filled by the Board of Directors.

           (E) The Board of Directors may, at any regular or special meeting, elect such officers, agents and employees as it deems necessary for the transaction of the business of the Corporation, and the persons so elected shall hold their respective offices during the pleasure of the Board of Directors, and shall perform such duties and possess such powers as may be prescribed by said Board.
           (F) The Chairman of the Board and the President shall be Directors.

       2. POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD OF DIRECTORS - The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors, and unless otherwise specified by the Board of Directors shall preside at the annual and any special meeting of stockholders. The Chairman of the Board shall have the right to call special meetings of the Board of Directors and shall be required to do so on the written request of a majority of the Directors. The Chairman will serve as ex-officio member of all Corporation committees. The Chairman may sign or countersign all certificates of stock.

       3. POWERS AND DUTIES OF THE PRESIDENT - The President shall be the Chief Executive Officer and, in the absence of the Chairman of the Board or Vice Chairman, shall preside at all meetings of the Board of Directors. He shall perform all duties usually incident to the office of

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President and may sign or countersign all Certificates of Stock and shall make monthly reports to the Board of Directors. The President will serve as ex-officio member of all Corporation committees.

       4. POWERS AND DUTIES OF THE VICE PRESIDENT - In the absence or disability of the President, a Vice President shall perform his usual functions and shall perform such other duties as the Board of Directors shall prescribe.

       5. POWERS AND DUTIES OF THE TREASURER OR ASSISTANT TREASURER - The Treasurer, or Assistant Treasurer, shall, under the direction of the Board of Directors, deposit all monies and other valuable effects in the name of and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse funds of the Company as may be ordered to do by the Board, taking proper vouchers for such disbursements. The Treasurer shall keep, or cause to be kept, suitable books that will show correctly receipts, disbursements and business of the Corporation and shall perform such other and further duties as the Board of Directors may, from time to time, direct, or as the law may require as incidental to such office.

       6. POWERS AND DUTIES OF THE SECRETARY OR ASSISTANT SECRETARY - The Secretary, or Assistant Secretary, shall record the proceedings and minutes of the meetings of the stockholders and of the Board of Directors in a book or books, to be kept for that purpose; and shall attend to the giving and serving of all notices of the Corporation, and shall affix the seal of the Corporation to all certificates of stock or other instruments or papers when duly signed by the proper officers. The Secretary shall attend to such correspondence as may be assigned and perform all the duties as may be assigned by the President or the Board of Directors.


                                  ARTICLE V.

                                 Disbursements

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       1.  No monies belonging to the Corporation, save petty cash, shall be disbursed except upon checks or drafts, or order, signed by any of the following officers: Chairman of the Board, President, Vice President, Secretary, Treasurer, Assistant Secretary, Assistant Treasurer. In the event the Office of President and Treasurer is held by one or the same person, then the signature of the President and Treasurer shall be considered as one signature. In the event the office of Secretary and Treasurer is held by one and the same person, then the signature of the Secretary-Treasurer shall be considered one signature.

       2. The Board of Directors may, from time to time, by resolution adopted by unanimous vote, or signed by all the members of the Board, authorize any other officer or employee of the Corporation to sign, or countersign, checks, drafts or notes.

       3. The officers of the Corporation may be bonded for such amounts as may be determined by the Board of Directors. The Executive Committee may recommend to the Board of Directors, for its action, the amount of bond which should be set for each director.

                                  ARTICLE VI.

                       Capital Stock, Dividends and Seal

       1. CERTIFICATES OF STOCK - All certificates of stock issued by the Corporation shall be signed by two officers, to include the Chairman, the President, a Vice President, the Secretary, or an Assistant Secretary, and sealed with the Corporation Seal. Facsimile signatures are also authorized. No certificate for a fractional share of stock shall be issued.

       2. LOST CERTIFICATE - In case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of such loss or destruction. An indemnity bond will be required for certificates exceeding $10,000.00 in value.

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       3.  TRANSFER OF SHARES - Shares of the Common Stock of the Corporation
shall be transferable by the owner thereof in person or by duly authorized attorney upon surrender of the certificate therefor, properly endorsed.

       4. REGULATIONS - The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Corporation.

       5. DIVIDENDS AND FINANCE - Dividends upon the Common Stock of the Corporation may be declared at any regular or special meeting and shall be payable as and when the Directors may determine. The Board of Directors shall have the right to set aside, out of the entire net profits of the Corporation, such sum or sums as they from time to time, think proper as a reserve fund to meet contingencies or for repairing or maintaining any property of the Corporation, or for working capital, or for any lawful purpose beneficial to the Corporation. No dividend shall be declared that will impair the capital of the Corporation.

       6. CORPORATE SEAL - The Corporate Seal for the Corporation shall consist of two concentric circles with F&M National Corporation, Winchester, Virginia, between the circles, and the word SEAL in the center of the circle.

       7.  REDEMPTION OF CERTAIN SHARES.  In accordance with the provisions of
Section 18.1-728.7 of Article 14.1 of the Virginia Stock Corporation Act, the Corporation may, but is not required to, redeem shares of its common stock which have been the subject to a control share acquisition (as defined in that Article) under the circumstances set forth in paragraphs A and B of Section 18.1-728.7.

                                  ARTICLE VII

                                  Committees

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       1.    EXECUTIVE COMMITTEE.  There may be an Executive Committee of not
less than three nor more than six members of the Board of Directors. The Executive Committee shall be appointed by the Chairman of the Board and approved by the Board of Directors at any regularly scheduled or special meeting, and the Chairman of the Board shall also serve as Chairman of the Executive Committee. The Executive Committee shall have the power and authority of the Board of Directors to manage the affairs of the Corporation between meetings of the Board of Directors, except as otherwise provided by the Articles of Incorporation, these By Laws, or by the Virginia Stock Corporation Act. The Executive Committee may also regularly review other corporate matters and recommend appropriate action to the Board of Directors. The Executive Committee shall hold meetings on call of the Chairman of the Board or on call of any two members.

       2. AUDIT COMMITTEE - The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these Bylaws, shall designate an Audit Committee which shall consist of two or more Directors, none of whom shall be an employee of the Corporation or any of its subsidiaries. The Committee shall keep minutes of its meetings and all action taken shall be reported to the Board of Directors. The Audit Committee shall (a) recommend the firm to be employed as the Corporation's external auditor and review the proposed discharge of any such firm; (b) review the external auditor's compensation, the proposed terms of its engagement and its independence; (c) review the appointment and replacement of the senior internal-auditing executive, if any; (d) serve as a channel of communication between the external auditor and the Board of Directors and between the senior internal-auditing executive, if any, and the Board; (e) review the results of each external audit of the Corporation, the report of the audit, any related management letter, management's responses to recommendations made by the external auditor in connection with the audit, reports of the internal

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auditing department that are material to the Corporation as a whole and management's responses to such reports; (f) review the Corporation's annual financial statements, any certification, report, opinion or review rendered by the external auditor in connection with those financial statements, and any significant disputes between management and the external auditor that arose in connection with the preparation of those financial statements; (g) consider, in consultation with the external auditor and the senior internal-auditing executive, if any, the adequacy of the Corporation's internal financial controls; and (h) consider major changes and other major questions of choice respecting the appropriate auditing and accounting principles and practices to be used in preparation of the Corporation's financial statements.

     3. OTHER COMMITTEES - The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these Bylaws, may establish such other standing or special committees of the Board as it may deem advisable, consisting of not fewer than two Directors; and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

     4. MEETINGS - Regular and special meetings of any Committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.

     5. QUORUM AND MANNER OF ACTING - A majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

     6. TERM OF OFFICE - Members of any Committee shall be elected as above provided and shall hold office until their successors are elected by the Board of Directors or until such Committee is dissolved by the Board of Directors.

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     7.  RESIGNATION AND REMOVAL - Any member of a Committee may resign at any time by giving written notice of his intention to do so to the Chairman or President and Chief Executive Officer of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

     8. VACANCIES - Any vacancy occurring in a Committee resulting from any cause whatever may be filled by a majority of the number of Directors fixed by these Bylaws.

                                 ARTICLE VIII.

                                  Amendments

       The By Laws of this Corporation may be amended by a majority vote of the Board of Directors represented at any regular or special meeting of the Board of Directors where a quorum is present, provided that notice in writing of such proposed amendment shall be given to each Director of the Corporation at least ten (10) days before the meeting at which the proposed amendment is to be acted upon. Such notice shall be sent to the address of each Director of the Corporation, as his address appears on record with the Secretary of the Corporation.


       I, Michael L. Bryan, certify that: (1) I am the duly constituted Secretary of F & M National Corporation, and Secretary of its Board of Directors, and as such officer am the official custodian of its records; (2) the foregoing By Laws are the By Laws of the said Corporation, and all of them, as now lawfully in force and effect.


       IN TESTIMONY WHEREOF, I have hereunto affixed my official signature and seal of the said Corporation, in the City of Winchester, Virginia, on this 14/th/ day of June, 2000.



                                                 /s/ Michael L. Bryan
                                             --------------------------------
                                             Michael L. Bryan, Secretary


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